UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2022

Omega Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Acorn Park Drive Cambridge, Massachusetts 02140 (Address of principal executive offices) (Zip Code)

(617) 949-4360

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Omega Therapeutics, Inc. (the “Company”) elected Rainer J. Boehm, M.D., as a Class III director of the Company and appointed Mr. Boehm to the Board’s Audit Committee and Compensation Committee, in each case effective immediately.

Mr. Boehm is eligible to participate in the Company’s Non-Employee Director Compensation Program, including receipt of an annual retainer of $35,000 for his Board service, an additional annual retainer of $7,500 for his service as a member of the Audit Committee, an additional annual retainer of $5,000 for his service as a member of the Compensation Committee, and an initial award of an option to purchase 36,713 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $4.47 per share, the fair market value of a share of the Company’s common stock on the Effective Date (the date of grant), and will vest and become exercisable in 36 substantially equal monthly installments after the Effective Date, such that the Initial Award shall be vested and exercisable as to all shares on the third anniversary of the Effective Date, subject to Mr. Boehm’s continued service with the Company. Mr. Boehm has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA THERAPEUTICS, INC.

Date: September 1, 2022	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer